Exhibit 99.1

News Release

Wesco Aircraft Announces New Refinancing

VALENCIA, CA. Dec. 7, 2012 Wesco Aircraft Holdings, Inc. (“Wesco Aircraft” or the “Company”) (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that it has completed a refinancing of its senior secured credit facilities.

Transaction Overview:  Wesco Aircraft engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Barclays Bank PLC (“Barclays”) as the joint lead arrangers for its new credit facilities, with MLPFS, Barclays, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., RBC Capital Markets, KeyBank National Association, Sumitomo Mitsui Banking Corporation, and Union Bank, N.A. acting as joint bookrunners for the new credit facilities.  The new $825 million senior secured credit facilities are comprised of the following:

•                  a $200 million, 5-year revolving credit facility; and

•                  a $625 million, 5-year term loan facility.

Each of the revolving credit facility and the term loan facility will carry a variable rate of interest based on, at the option of the Company, either a base rate or the Eurocurrency rate plus, in each case, an applicable margin.  The applicable margin for the revolving credit facility and the term loan facility is based on the consolidated total leverage ratio of the Company and its subsidiaries and ranges from, for base rate loans, 0.75% to 1.50% (1.25% initially), and for Eurocurrency rate loans, 1.75% to 2.50% (2.25% initially).

Proceeds from the new credit facilities will be used (i) to refinance approximately $626.0 million of existing first lien indebtedness, (ii) to pay fees and expenses related to the new credit facilities and (iii) for general corporate purposes.  “The new credit facilities extend the maturity profile of the Company while enhancing liquidity and reducing our total interest expense,” said Greg Hann, Executive Vice President and Chief Financial Officer of Wesco Aircraft.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The Company believes it offers the world’s broadest inventory of aerospace parts, comprised of approximately 500,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco Aircraft has more than 1,200 employees across 43 locations in 12 countries.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s financial condition, results of operations or business or its expectations or beliefs concerning future events.  Such forward-looking statements include discussions about the Company’s business strategies and its expectations concerning future operations, expected growth in its industry, revenues, earnings per share, margins and profitability.  In some cases, you can identify forward-looking statements by terminology such as “will,” “expects,” “believes” or the negative of these terms or other comparable terminology.  Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct.  Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different than those set forth in this news release.  Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.  The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.

Source: Wesco Aircraft Holdings, Inc.

Wesco Aircraft Holdings, Inc.

Investor Relations
Mark Davidson

661-802-5090
Mark.Davidson@wescoair.com